Exhibit 10.2

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the amendment of the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.

(“JPMorgan”)

and

WADDELL & REED FINANCIAL, INC.

(the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (“Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 12 March 2002, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and WADDELL & REED FINANCIAL, INC. (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	6900009965603

Notional Amount:	USD 100,000,000.00

Trade Date:	28 July 2005

Effective Date:	18 January 2006

Termination Date:	18 January 2011 subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:

The 18 July and 18 January in each year, from and including 18 July 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Fixed Rate:	4.56500 percent

Fixed Rate Day Count Fraction:	30/360

Business Days:	London, New York

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Payment Dates:

The 18 April, 18 July, 18 October and 18 January in each year, from and including 18 April 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3 Month

Spread:	None

Floating Rate Day Count Fraction	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	London, New York

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. EARLY TERMINATION

Mandatory Early Termination:	Applicable

C. SETTLEMENT TERMS

Mandatory Early Termination Date:	18 January 2006

Cash Settlement Valuation Time:	11:00 a.m. New York time

Cash Settlement Valuation Date:	2 Valuation Business Days preceding the Mandatory Early Termination Date

Valuation Business Days:	New York, London

Cash Settlement Method:	Cash Price

Cash Settlement Currency:	USD

Cash Settlement Reference Banks:	As defined in the Definitions

Quotation Rate:	mid

D. ACCOUNT DETAILS

Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA JPMORGAN CHASE BANK NA – NEW YORK – JPMCB NYC GLB FX NYST BIC: CHASUS33XXX AC No. 099997979

Payments to Counterparty in USD:	As per your standard settlement instructions.

E. OFFICES

JPMorgan:	NEW YORK

Counterparty:	OVERLAND PARK

F.             DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

G.            RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)           Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)           Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c)           Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate:  JPMorgan Deal Number(s):  6900009965603.

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla

Name:	Carmine Pilla
Title:	Vice President

Accepted and confirmed as of the date
first written:

WADDELL & REED FINANCIAL, INC.

/s/ Daniel P. Connealy

Name:	Daniel P. Connealy
Title:	Senior Vice President and Chief Financial Officer
Your reference number:	6900009965603